UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): January 13, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2006, Granite Broadcasting Corporation through its newly formed subsidiaries WBNG, Inc. and WBNG License, Inc. (WBNG, Inc. together with WBNG License, Inc., “Purchasers”), entered into a definitive agreement (the “Purchase Agreement”) with Television Station Group Holdings, LLC, Television Station Group LLC and Television Station Group License Subsidiary, LLC (collectively, the “Sellers”), pursuant to which the Purchasers will acquire from the Sellers substantially all of the assets of WBNG-TV, Channel 12, the CBS-affiliated television station serving Binghamton and Elmira, New York, for $45 million in cash, subject to closing adjustments.

The foregoing description of the transaction contemplated by the Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this report as Exhibit 10. A copy of the press release announcing the execution of the Purchase Agreement is filed with this report as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description of Exhibit

10

Purchase and Sale Agreement, dated as of January 13, 2006, by and among Television Station Group Holdings, LLC, Television Station Group LLC, Television Station Group License Subsidiary, LLC, WBNG, Inc., WBNG License, Inc. and Granite Broadcasting Corporation

99	Granite Broadcasting Corporation Press Release dated January 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: January 17, 2006	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10

Purchase and Sale Agreement, dated as of January 13, 2006, by and among Television Station Group Holdings, LLC, Television Station Group LLC, Television Station Group License Subsidiary, LLC, WBNG, Inc., WBNG License, Inc. and Granite Broadcasting Corporation

99	Granite Broadcasting Corporation Press Release dated January 13, 2006